Exhibit (c)(2)

Deutsche Bank Corporate & Investment Banking CONFIDENTIAL Special Committee of the Board of Directors Discussion materials August 22, 2016 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the company code-named Arrow (the “Recipient”) to whom it is addressed. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the “Information”) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law). Statements and opinions regarding the Recipient's investment case, positioning and valuation are not, and should not be construed as, an indication that Deutsche Bank will provide favorable research coverage of the Recipient or publish research containing any particular rating or price target for the Recipient’s securities. This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient's business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. The Presentation is not exhaustive and does not serve as legal, accounting or tax advice. Nothing herein shall be taken as constituting the giving of investment advice and this Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Bank has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary relationship between the Recipient and Deutsche Bank. Deutsche Bank Corporate & Investment Banking

Contents Section 1 2 3 Situation update Arrow overview Valuation 1 5 18 Appendix I II III Arrow WACC analysis Gaming transaction comparables Trading comparables 25 26 27 Deutsche Bank Corporate & Investment Banking

Deutsche Bank Corporate & Investment Banking Section 1 Situation update

Bid overview ($ in millions, except per share values) Deutsche Bank Corporate & Investment Banking 1 (a) Last trade was $13.50 as of April 2016. Source: Insider-monitor.com, OTC markets Offer price $17.35 Shares outstanding (mm) 20.4 Equity market capitalization $354 Debt 300 Cash (75) Total enterprise value $579 TEV / 2016E EBITDA ($80mm) 7.2x TEV / 2017E EBITDA ($90mm) 6.4x Premium to last trade(a) 29%

Key transaction terms as a wholly-owned subsidiary of Parent Deutsche Bank Corporate & Investment Banking 2 Transaction Overview At the closing a wholly-owned subsidiary of an affiliate of Z Capital (“Parent”) will merge with Arrow, with Arrow surviving Consideration Each share of Arrow common stock will be cancelled and converted into the right to receive $17.35, without interest, and subject to deduction for any required withholding tax. Exceptions include shares held by Z Capital affiliates (“Rollover Investors”), shares held in treasury, restricted stock and dissenting shares Closing Conditions Approval of holders of a majority of the outstanding Arrow shares. At signing, Z Capital, Silver Point and One East to deliver voting agreements with Parent (which terminate upon termination of the merger agreement) Receipt of HSR clearance and Colorado, Iowa, Missouri and Nevada gaming approvals No financing condition. At signing, Z Capital to deliver debt and equity financing commitments and Rollover Investors to deliver rollover commitment Regulatory Clearance Parties to use “reasonable best efforts” or “best efforts” to obtain antitrust clearance and gaming law clearance, respectively, provided that Parent is not required to (i) agree to material changes or restrictions on its post-closing capital structure or balance sheet, ability to own or operate any material assets or ability to exercise full ownership rights over the stock of the post-closing surviving corporation or (ii) with respect to obtaining antitrust clearance, agree to divest or hold separate any material assets Deal Protection Arrow subject to a no-shop covenant and requirement to maintain board recommendation, subject to a fiduciary exception for superior proposals (and ability to change board recommendation based on other intervening events) Matching rights and obligation to negotiate in the event of a superior proposal. Negotiation period is 3 business days after initial notice of a superior proposal and 2 business days after notice of modification of the material terms and conditions of a superior proposal

Key transaction terms (continued) Deutsche Bank Corporate & Investment Banking 3 Termination Provisions Terminable by either party if merger is not consummated by April 22, 2017 (the “Outside Date”), subject to a four business day extension if the marketing period will be completed prior to the Outside Date but after the third business day before the Outside Date Terminable by Arrow in the event Arrow enters into an agreement for a superior proposal in accordance with the no-shop/fiduciary exception provisions Other customary termination rights, including for failure to obtain stockholder approval, failure to maintain board recommendation in favor of transaction, or for any other material breach of the no-shop covenant Termination Fees Termination Fee of $12,425,750 (equal to 3.5% of Arrow’s equity value) payable by Arrow if (i) Arrow enters into or consummates a competing transaction within 12 months after the agreement is terminated due to (x) failure to obtain stockholder approval, if at or prior to the time of the stockholder meeting a competing proposal has been made or (y) failure to complete the merger prior to the Outside Date, if prior the date of such termination, no applicable gaming authority has indicated that it will not provide gaming approval and a competing proposal has been made, (ii) the agreement is terminated due to change in board recommendation in favor of transaction, entry into a competing transaction agreement or other material breach of the no-shop covenant or (iii) the agreement is terminated due to a breach by Arrow that would result in failure of a closing condition Reverse Termination Fee of $7,100,428 (equal to 2% of Arrow’s equity value) payable by Parent (for the sole benefit of Arrow stockholders that are not Z Capital affiliates) if the agreement is terminated due to failure of closing condition relating to gaming approvals or an injunction, order or decree relating to gaming laws prohibiting the merger (unless primarily caused by Arrow’s breach of the agreement) Reverse Termination Fee of $17,751,070 (equal to 5% of Arrow’s equity value) payable by Parent if (i) the agreement is terminated due to a breach by Parent that would result in failure of a closing condition or (ii) all conditions to Parent’s obligation to close are satisfied and Parent fails to close Remedies Specific performance available No post-closing indemnity; representations and warranties do not survive the closing

Updates in the materials On the illustrative valuation analysis “football field,” we added a vertical line at $17.35 per share representing the price at which Z Capital gained exclusivity We narrowed the reference ranges for each of the valuation methodologies – typically involved raising of low end and lowering of high end, but not necessarily symmetrically On selected transaction comparables page, we removed the Pinnacle / GLPI transaction from the page – previously we had orally informed the Board we were not using this to develop the reference range and had included only to show a recent data point For discounted cash flow methodology, we have updated 2016 cash flow to reflect only the second half of the year – we are now using balance sheet as of June 30, 2016 – cash flows from first six months are already reflected in the net debt For discounted future share price methodology, we replaced the TEV/2016E forward multiple with TEV/2017E forward multiple, which functionally reduced the reference range – reflects fact that we are approaching the middle of the third quarter – forward EBITDA numbers have been updated to FY+1 to reflect change in multiple – in addition, we reduced the cost of equity to a range of 12% - 14%, which increased the reference range Deutsche Bank Corporate & Investment Banking 4

Deutsche Bank Corporate & Investment Banking Section 2 Arrow overview

Geographic overview % 2016E property EBITDA Colorado 6% Missouri 29% Nevada 52% Iowa 13% Total: $96.3mm % table games Iowa 8% Missouri 14% Nevada 50% Colorado 28% Total: 150 table games % slot machines Iowa 14% Colorado 15% Nevada 54% Missouri 17% Total: 7,086 slot machines Deutsche Bank Corporate & Investment Banking 5 Source: Company filings, Arrow management Primm Valley Resort & Casino Buffalo Bill’s Resort & Casino Whiskey Pete’s Hotel & Casino Silver Sevens Hotel & Casino St Jo Frontier Casino Mark Twain Casino Golden Mardi Gras Golden Gate Casino Golden Gulch Casino Lakeside Casino Resort Rail City Casino

Portfolio overview Year built/ remodeled Table games Hotel rooms RV spaces Location Gaming SF Slots Midwest St Jo Frontier Casino Mark Twain Casino Lakeside Casino Resort Total Midwest St. Joseph, MO LaGrange, MO Osceola, IA 2005 2001 2005 13,000 18,000 36,000 515 636 960 10 13 13 – – 150 – 8 47 67,000 2,111 36 150 55 Southern Nevada Silver Sevens Total Southern Nevada Las Vegas, NV 2006 25,000 834 8 327 – 25,000 834 8 327 – Primm Primm Valley Resort & Casino Buffalo Bill’s Resort & Casino Whiskey Pete’s Hotel & Casino Total Primm Primm, NV Primm, NV Primm, NV 1990 1994 1977 38,000 62,000 36,000 789 888 562 26 28 10 626 1,243 779 – – – 136,000 2,239 64 2,648 – Northern Nevada Rail City Casino Total Northern Nevada Sparks, NV 2007 24,000 852 6 – – 24,000 852 6 – – Black Hawk Golden Mardi Gras Golden Gate Casino Golden Gulch Casino Total Black Hawk Black Hawk, CO Black Hawk, CO Black Hawk, CO 2000 1992 2003 NA NA NA 694 264 92 11 25 NA – – – – – – 36,391 1,050 36 – – Total casinos 288,391 7,086 150 3,125 55 Deutsche Bank Corporate & Investment Banking 6 Note: Portfolio information as of August 2016. Source: Company filings, Arrow management

Arrow management projections

Arrow management is on track to deliver a year-over-year EBITDA[(a)] growth rate of 17%. The next two years are projected to increase by 13% and 11% sequentially

($ in thousands)

	2012A	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E	'15 - '20 CAGR
Total net revenue	**$403,176**	**$390,488**	**$387,990**	**$393,301**	**$378,927**	**$378,927**	**$382,716**	**$386,543**	**$390,408**	**(0.3%)**
% growth	*6.5%*	*(3.1%)*	*(0.6%)*	*1.4%*	*(3.7%)*	*(2.3%)*	*1.0%*	*1.0%*	*1.0%*	
EBITDA										
Primm Valley Resorts	$14,292	$11,293	$11,586	$21,209	$29,056	$37,428	$42,432	$43,635	$45,645	16.6%
Silver Sevens	$8,894	$8,243	$6,814	$9,881	$12,377	$13,422	$14,403	$14,548	$14,693	8.3%
Rail City Casino	$9,598	$9,073	$7,781	$9,159	$8,863	$9,211	$9,585	$9,681	$9,778	1.3%
Lakeside Iowa	$12,255	$11,784	$11,089	$12,419	$12,489	$12,489	$13,959	$14,098	$14,239	2.8%
Mark Twain	$15,435	$13,897	$12,450	$13,395	$13,474	$13,645	$14,126	$14,267	$14,410	1.5%
St. Jo Frontier	$13,130	$11,360	$10,590	$12,923	$14,417	$15,295	$16,241	$16,403	$16,567	5.1%
Colorado	$7,718	$8,322	$4,593	$5,280	$5,670	$7,062	$8,560	$8,645	$8,732	10.6%
Total property EBITDA	**$81,322**	**$73,972**	**$64,905**	**$84,267**	**$96,345**	**$108,554**	**$119,305**	**$121,278**	**$124,064**	**8.0%**
% growth	*17.8%*	*(9.0%)*	*(12.3%)*	*29.8%*	*14.3%*	*12.7%*	*9.9%*	*1.7%*	*2.3%*	
% margin	*20.2%*	*18.9%*	*16.7%*	*21.4%*	*25.4%*	*28.6%*	*31.2%*	*31.4%*	*31.8%*	
Corporate Expense	(12,726)	(12,233)	(14,814)	(19,888)	(18,683)	(19,617)	(20,598)	(21,628)	(22,709)	2.7%
Total EBITDA	**$68,596**	**$61,739**	**$50,091**	**$64,379**	**$77,662**	**$88,936**	**$98,707**	**$99,650**	**$101,355**	**9.5%**
Equity compensation	2,075	1,170	456	1,205	1,332	1,332	1,332	1,332	1,332	
Adjusted EBITDA	**$70,671**	**$62,909**	**$50,547**	**$65,584**	**$78,994**	**$90,268**	**$100,039**	**$100,982**	**$102,687**	**9.4%**
Non-recurring corporate expense	501	1,138	4,108	2,956	1,087	-	-	-	-	
Adjusted EBITDA excl. non-recurring	**$71,172**	**$64,046**	**$54,654**	**$68,540**	**$80,081**	**$90,268**	**$100,039**	**$100,982**	**$102,687**	**8.4%**
% growth	*21.7%*	*(10.0%)*	*(14.7%)*	*25.4%*	*16.8%*	*12.7%*	*10.8%*	*0.9%*	*1.7%*	
% margin	*17.7%*	*16.4%*	*14.1%*	*17.4%*	*21.1%*	*23.8%*	*26.1%*	*26.1%*	*26.3%*	
Maintenance capital expenditures			$16,342	$17,462	$14,500	$16,014	$14,700	$14,700	$14,700	(3.4%)
Project capital expenditures			-	-	6,500	8,000	1,500	-	-	
Total capital expenditures			**$16,342**	**$17,462**	**$21,000**	**$24,014**	**$16,200**	**$14,700**	**$14,700**	**(3.4%)**

Note: 2012 represents first year with Colorado properties. 2012 growth rates are on same-store basis excluding Colorado.
(a) References in this presentation to Arrow's "EBITDA" refer to Arrow management's projections for Adjusted EBITDA excluding non-recurring corporate expense.
Source: *Arrow management, dated August 3, 2016*

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Arrow’s current capitalization As of % of 6/30/2016 ($ in millions) 6/30/16 total cap xLTM EBITDA Spread / Coupon Maturity Rating Cash $75.0 Corp: B1 / B+ Revolver ($75mm) Term loan B Total secured debt Total debt --300.0 L+400 L+400 2023 2023 B1 / BB-B1 / BB-45.9% 4.3x $300.0 45.9% 4.3x $300.0 45.9% 4.3x Share price Shares outstanding Equity market capitalization(a) $17.35 20.4 $353.5 54.1% 5.1x Total capitalization $653.5 100.0% 9.4x Total enterprise value $578.5 8.3x LTM financials EBITDA Interest expense Capex $69.4 30.7 19.2 Credit statistics Debt / LTM EBITDA Net debt / LTM EBITDA Covenant net debt / LTM EBITDA 4.3x 3.2x 4.0x LTM EBITDA / interest expense (LTM EBITDA - capex) / int exp 2.3x 1.6x Note: Capital structure is pro forma for the recently closed refinancing. (a) Based on revised offer price of $17.35 and 20.377 million shares outstanding. Source: Company filings, FactSet Deutsche Bank Corporate & Investment Banking 8

Primm Valley Casinos
Primm, Nevada

Market highlights

- The Primm Valley Resorts constitute Arrow's largest operations, consisting of three distinct casinos
  - 2,239 slot machines and 64 table games
  - three hotels with a combined 2,648 rooms
- Includes one of the highest volume Chevron service station west of the Mississippi, as well as a convenience and lottery store
- Planned remodels at the properties include:
  - refresh of 1,591 rooms
  - shut down existing tower rooms at Whiskey Pete's
  - Pool, parking lot and other common area improvements
- Initiatives in 2016 include: IGT upgrade

Local gaming properties map


Gold Strike Hotel & Gambling Hall
M Resort
Whiskey Pete's Hotel and Casino
Primm Valley Resort and Casino
Buffalo Bill's Resort and Casino
Searchlight Nugget Casino
Jets Gaming – Searchlight

Historical and projected financials

($ in thousands)	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E
Primm Valley Resorts								
Net Revenue	$160,676	$159,791	$163,521	$152,769	$152,769	$154,297	$155,840	$157,398
% growth		*(0.6%)*	*2.3%*	*(6.6%)*	-	*1.0%*	*1.0%*	*1.0%*
Property EBITDA	$11,293	$11,586	$21,209	$29,056	$37,428	$42,432	$43,635	$45,645
% margin		*7.3%*	*13.0%*	*19.0%*	*24.5%*	*27.5%*	*28.0%*	*29.0%*

Source: Company filings, Wall Street research

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Silver Sevens Hotel & Casino
Las Vegas, Nevada

Property highlights

- Silver Sevens Hotel & Casino was formerly known as Terrible's Hotel & Casino
- In 2016, the asset is expected to generate revenue of $41.9 million and EBITDA of $12.4 million
- Since 2010, the property refreshed its gaming floor with over $4 million in new slot product as well as a floor reconfiguration
- The Company remodeled its hotel rooms in 2012 to position them more competitively within the off-strip destination market
- Initiatives in 2016 include: IGT upgrade and remodeled buffet

Local gaming properties map



Tuscany Suites and Casino
Best Western Mardi Gras Hotel and Casino
Westin Casuarina Las Vegas Hotel, Casino and Spa
The Gathering Pub
Sam's Town Hotel & Gambling Hall
Stage Door Casino
Bally's - Las Vegas
Eastside Cannery Casino & Hotel
Ellis Island Casino and Brewery
Hard Rock Hotel and Casino
Silver Sevens Hotel & Casino

Historical and projected financials

($ in thousands)	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E
Silver Sevens								
Net Revenue	$42,461	$40,558	$41,759	$41,944	$41,944	$42,363	$42,787	$43,215
% growth		*(4.5%)*	*3.0%*	*0.4%*	-	*1.0%*	*1.0%*	*1.0%*
Property EBITDA	$8,243	$6,814	$9,881	$12,377	$13,422	$14,403	$14,548	$14,693
% margin		*16.8%*	*23.7%*	*29.5%*	*32.0%*	*34.0%*	*34.0%*	*34.0%*

Source: Company filings, Wall Street research

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Rail City Casino
Sparks, Nevada

Property highlights

- Rail City operates in the Reno/Sparks market and compete for local gaming customers with other locals-oriented casinos, casino/hotels and with Native American gaming operations in Northern California
- Located in Sparks, Nevada (suburb of Reno) with 852 slot machines, 6 table games and 24,000 SF of gaming space including a sports book and keno
- The property is expected to generate revenue of $27.9 million and EBITDA of $8.9 million in 2016
- Initiatives in 2016 include: IGT upgrade and remodeled buffet

Local gaming properties map



Harrah's Reno Casino and Hotel
Silver Legacy Resort Casino
Circus Circus Hotel Casino – Reno
Sands Regency Casino Hotel
Eldorado Hotel Casino
Nugget
Club Cal Neva Hotel Casino
Reno
Sparks
Ramada Reno Hotel & Diamonds Casino
Rail City Casino
Western Village Inn and Casino
Sierra Sid's Casino
John Ascuaga's Nugget
Baldini's Sports Casino
Grand Sierra Resort and Casino

Historical and projected financials

($ in thousands)	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E
Rail City Casino								
Net Revenue	$27,703	$27,166	$27,922	$27,913	$27,913	$28,192	$28,474	$28,758
% growth		*(1.9%)*	*2.8%*	*(0.0%)*	-	*1.0%*	*1.0%*	*1.0%*
Property EBITDA	$9,073	$7,781	$9,159	$8,863	$9,211	$9,585	$9,681	$9,778
% margin		*28.6%*	*32.8%*	*31.8%*	*33.0%*	*34.0%*	*34.0%*	*34.0%*

Source: Company filings, Wall Street research

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Lakeside Casino Osceola, Iowa Resort Property highlights Local gaming properties map Historical and projected financials ($ in thousands) Lakeside Casino Net Revenue % growth Property EBITDA % margin Deutsche Bank Corporate & Investment Banking 12 Source: Company filings, Wall Street research 2013A2014A2015A 2016E2017E2018E2019E2020E $47,545$47,877$48,162 0.7%0.6% $11,784$11,089$12,419 23.2%25.8% $47,657$47,657$48,134$48,615$49,101 (1.0%)-1.0%1.0%1.0% $12,489$12,489$13,959$14,098$14,239 26.2%26.2%29.0%29.0%29.0% – In 2012, spent $10 million on an expansion and renovation project – In 2016, the property is expected to generate revenues of $47.7 million and EBITDA of $12.5 million – In late 2011, Lakeside signed an Agreement with Pilot Travel Centers to lease 11.2 acres of land adjacent to the property – Pilot invested approximately $3.2 million in the new truck stop – Pilot opened on December 12, 2011 and has been seeing upwards of 80 – 100 trucks per night – Lakeside Iowa recently spent $393K in new signage as part of rebranding efforts

Mark Twain Casino La Grange, Missouri Property highlights Local gaming properties map Historical and projected financials ($ in thousands) Mark Twain Net Revenue % growth Property EBITDA % margin Deutsche Bank Corporate & Investment Banking 13 Source: Company filings, Wall Street research 2013A2014A2015A 2016E2017E2018E2019E2020E $36,361$35,548$35,104 (2.2%)(1.2%) $13,897$12,450$13,395 35.0%38.2% $34,113$34,113$34,454$34,799$35,147 (2.8%)-1.0%1.0%1.0% $13,474$13,645$14,126$14,267$14,410 39.5%40.0%41.0%41.0%41.0% Mark Twain Casino Catfish Bend Casino – Mark Twain Casino was Arrow’s top EBITDA producing property in 2012, 2013 and 2014 – expected to generate revenues of $34.1 million and EBITDA of $13.5 million in 2016 – Mark Twain is the only casino in northeast Missouri – The property recently completed $131,000 in signage and rebranding efforts. – Mark Twain is located 75 miles from the nearest casino – Initiatives in 2016 include: QSR

St Jo Frontier Casino
St. Joseph, Missouri

Property highlights

- St Jo Frontier Casino reopened in September 2011 after a brief interruption caused by flooding
- The property has seen record business volumes and profitability since its reopening
  - expected to generate revenues of $39.2 million and EBITDA of $14.4 million in 2016
- St Jo spent $192,000 on signage and rebranding efforts in 2011
- EBITDA margin improved from 35.0% in June 2015 to 35.8% in June 2016

Local gaming properties map



Sac & Fox Casino
Casino White Cloud
St. Jo Frontier Casino
Golden Eagle Casino
Argosy Casino Hotel & Spa
Hollywood Casino at Kansas Speedway
7th Street Casino
Harrah's North Kansas City Casino & Hotel
Ameristar Casino Hotel – Kansas City
Isle of Capri Casino – Kansas City

Historical and projected financials

($ in thousands)	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E
St Jo Frontier								
Net Revenue	$38,386	$38,639	$39,261	$39,219	$39,219	$39,611	$40,007	$40,407
% growth		*0.7%*	*1.6%*	*(0.1%)*	-	*1.0%*	*1.0%*	*1.0%*
Property EBITDA	$11,360	$10,590	$12,923	$14,417	$15,295	$16,241	$16,403	$16,567
% margin		*27.4%*	*32.9%*	*36.8%*	*39.0%*	*41.0%*	*41.0%*	*41.0%*

Source: Company filings, Wall Street research

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Black Hawk Casinos
Black Hawk, Colorado

Black Hawk Casinos overview

- Arrow acquired the real property assets of the Golden Gaming's Black Hawk casinos in 2012
- Arrow received its Colorado gaming license and began managing the Black Hawk properties on November 1, 2012
- The properties are expected to collectively produce over $35.3 million in revenue and over $5.7 million in annual EBITDA in 2016
- Management believes it can improve the profitability of operations via repositioned, slot-centric marketing efforts, better deployment of labor and several minor capital projects

Market highlights



Black Hawk Station
Z Casino Black Hawk
Fitzgeralds Black Hawk
Bull Durham Saloon and Casino
Wild Card Saloon
Ameristar Casino Resort Spa
The Lodge Casino at Black Hawk
Lady Luck Casino
Isle Casino Hotel – Black Hawk
Sasquatch Casino
The Gilpin Casino
Canyon Casino
Golden Mardi Gras Casino
Golden Gates Casino
Golden Gulch Casino
Riviera Black Hawk Casino

Historical and projected financials

($ in thousands)	2013A	2014A	2015A	2016E	2017E	2018E	2019E	2020E
Black Hawk Casinos								
Net Revenue	$37,356	$38,411	$37,571	$35,312	$35,312	$35,665	$36,022	$36,382
% growth		*2.8%*	*(2.2%)*	*(6.0%)*	-	*1.0%*	*1.0%*	*1.0%*
Property EBITDA	$8,322	$4,593	$5,280	$5,670	$7,062	$8,560	$8,645	$8,732
% margin		*12.0%*	*14.1%*	*16.1%*	*20.0%*	*24.0%*	*24.0%*	*24.0%*

Source: Company filings, Wall Street research

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Executive management and directors

Executive management	Role	Background
Michael Silberling	Chief Executive Officer	Joined Arrow in August 2014 after holding a senior leadership position at Caesars Entertainment Corporation.
Walter Bogumil	Chief Financial Officer, Treasurer and Senior Vice President	Joined Arrow in March 2015 from previous employment at Penn National Gaming, Inc where he served as Vice President of Financial Analysis.
Jeffrey Soloman	Chief Operating Officer	Joined Arrow in February 2016 after serving as Senior Vice President of Marketing Strategy at Caesars Entertainment.
Marc Rubinstein	Senior Vice President, General Counsel and Secretary	Joined Arrow in 2011 after serving as Senior Vice President, Law and Administration, as well as Secretary for Tropicana Entertainment, Inc.
Vince Lentini	Senior Vice President of Marketing	Joined Arrow in 2014. Prior to joining Arrow, he served as Senior Vice President of Marketing at the Hard Rock Casino.
Board of Directors	**Role**	**Current position**
David Reganato	Chairman of Board	Senior investment analyst at Silver Point Capital.
Michael Silberling	Director	Chief Executive Officer of Arrow.
Matthew Doheny	Director	President of North Country Capital.
James Cacioppo	Director	Founder of One East Capital Advisors.
Andrei Scrivens	Director	Managing Director at Z Capital Partners.
Eric Tanjeloff	Director	Managing Director at Melody Capital Partners.
James Zenni	Director	Founder of Z Capital Management LLC.

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Current shareholders Z Capital Partners, LLC 8.4 41.3% SPH Manager LLC 5.5 27.2% Spectrum Group Management 2.0 10.0% Highland Capital Management 1.7 8.2% Executive management and directors 0.6 3.2% Other 2.1 10.2% Total 20.4 100.0% Deutsche Bank Corporate & Investment Banking 17 Source: Company filings ShareholderShares owned (mm)% shares owned

Deutsche Bank Corporate & Investment Banking Section Valuation 3

Illustrative valuation analysis Deutsche Bank Corporate & Investment Banking Note: All analyses assume debt balance pro forma for the recent refinancing, 20.4 million shares and total cash balance of $75mm as of 6/30/16 as per Arrow management’s guidance 18 (a) Assumes 50% of 2016E EBITDA of $80.1 million and 50% of 2017E EBITDA of $90.3 million Source: Arrow management, Wall Street research Method Relevant parameters ($mm) Implied share price TEV / 2016E EBITDA multiple: 6.75x - 8.00x 2016E EBITDA: $80.1 million TEV / 2017E EBITDA multiple: 6.00x - 7.25x 2017E EBITDA: $90.3 million TEV / FY + 1 EBITDA multiple: 6.00x - 7.25x FY + 1 EBITDA: $85.2 million (a) WACC: 9% - 12% TEV / FY+1 EBITDA multiple: 6.00x - 7.25x Discount rate: 12.0% - 14.0% TEV / FY+1 EBITDA multiple: 6.00x - 7.25x $17.35 $15.49 $20.40 $15.54 $21.08 $14.04 $19.26 $16.92 $24.23 $15.54 $24.30 Trading comparables Transaction comparables Discounted cash flow Discounted future share price

Select trading comparables ($ in millions, except per share values) Eldorado Resorts Inc ERI 14.29 675 857 1,487 173 191 8.6x 7.8x 7 Full House Resorts, Inc. FLL 1.86 35 71 93 18 22 5.2x 4.3x 5 Deutsche Bank Corporate & Investment Banking 19 Note:Share price and estimates updated as of 8/19/2016. Financial information as of Q1 2016, except for ERI and MCRI which are as of Q2 2016. Source: Company filings, FactSet ArrowArrow$17.35$354$300$579$80$907.2x6.4x11 Mean4714719001151237.3x6.7x Median5504649641131247.8x7.4x Monarch Casino & Resort, Inc.MCRI24.084253544153578.3x7.7x2 Isle of Capri Casinos, Inc.ISLE$18.07$748$923$1,580$217$2247.3x7.1x14 Company Enterprise CurrentEquityTotalvalue Ticker price mkt cap debt (TEV) EBITDATEV / EBITDA 2016E 2017E 2016E2017E Properties

Select trading comparable EBITDA margin 2015A EBITDA LTM EBITDA as of 6/30/2016 30% 30% 25% 25% 18% 20% 20% 17% 15% 15% 10% 10% 5% 5% 0% 0% MCRI ISLE ERI Arrow FLL MCRI ISLE ERI Arrow FLL 2016E EBITDA 2017E EBITDA 30% 30% 24% 25% 25% 20% 19% 20% 20% 15% 15% 10% 10% 5% 5% 0% 0% MCRI ISLE Arrow ERI FLL MCRI Arrow ISLE ERI FLL Deutsche Bank Corporate & Investment Banking 20 Notes: Financial data as of 6/30/2016 except for FLL which is as of 3/31/2016. Source: Arrow management, Company filings % margin % margin % margin % margin 26% 22% 14% 25% 22%21% 13% 24% 22% 19%19% 12% 25% 20% 11%

Select trading comparable EBITDA growth rates 2014A EBITDA – 2015A EBITDA year-over-year LTM EBITDA as of 6/30/2016 35% 60% 30% 50% 25% 40% 20% 30% 15% 20% 10% 10% 5% 0% 0% FLL Arrow ERI MCRI ISLE FLL ERI MCRI Arrow ISLE 2015E EBITDA – 2016E EBITDA 2016E EBITDA – 2017E EBITDA 40% 35% 30% 25% 20% 15% 10% 5% 0% 37% 16% 14% 12% 10% 8% 6% 4% 2% 0% FLL Arrow ERI MCRI ISLE FLL Arrow ERI MCRI ISLE Deutsche Bank Corporate & Investment Banking 21 Notes: Financial data as of 6/30/2016 except for FLL which is as of 3/31/2016. Source: Arrow management, Company filings % growth % growth % growth % growth 14% 13% 10% 8% 3% 17% 10% 6% 3% 48% 29% 14%13% 5% 30% 25% 21% 15% 13%

Select transaction comparables

Date announced	Date closed	Acquiror	Target	Properties[a]	Transaction Value	Multiple of EBITDA LTM	Multiple of EBITDA Fwd
4/25/16	Pending	Boyd Gaming Corp	Cannery Casino Resorts	2	$230	NA	7.2x[b]
9/9/13	9/19/14	Eldorado Resorts, LLC	MTR Gaming	3	503	6.8x	5.2x[c]
12/20/12	8/14/13	Pinnacle Gaming	Ameristar Casinos	8	2,675	7.3x	6.8x[d]
5/16/12	11/20/12	Boyd Gaming	Peninsula Gaming, LLC	5	1,450	7.0x	6.6x[e]
			Mean		**$1,215**	**7.0x**	**6.5x**
			Median		**977**	**7.0x**	**6.7x**
		Z Capital	Arrow	11	$579	8.3x	7.2x

(a) Properties represent total assets the target company had in its portfolio at the time of announcement.
(b) Forward EBITDA multiple calculated using $32 million in 2017E EBITDA including synergies.
(c) Forward EBITDA multiple calculated using 2014E EBITDA.
(d) Forward EBITDA multiple calculated using 2013E EBITDA.
(e) Forward EBITDA multiple calculated using 2013E EBITDA.

Source: Company filings, press, Wall Street research

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Discounted cash flow analysis Discounted cash flow 2016(a) 2017 2018 2019 2020 EBITDA % growth D&A % margin Capex % margin Free cash flow calculation (unlevered) $39 26.4% 15 37.1% (11) 26.7% $90 129.2% 29 31.7% (24) 26.6% $100 10.8% 29 28.6% (16) 16.2% $101 0.9% 29 28.4% (15) 14.6% $103 1.7% 29 27.9% (15) 14.3% EBITDA Capex Taxes (unlevered)(b) Free cash flow (unlevered) Enterprise value calculation $39 (11) 0 $90 (24) (20) $100 (16) (27) $101 (15) (28) $103 (15) (28) $29 $46 $57 $59 $60 Illustrative 11% discount factor Present value of cash flows TEV 2017E / EBITDA 2021E EBITDA Terminal value (illustrative 6.5x multiple) PV of projection cash flows (+) PV of terminal value (multiple) Enterprise value Share price 97% $28 90% $42 81% $46 73% $43 66% $39 6.5x $104 $677 $198 424 $622 $19.46 Exit multiple 6.00x 6.25x 6.50x 6.75x 7.00x 7.25x 9.0% 10.0% 11.0% 12.0% Deutsche Bank Corporate & Investment Banking 23 Note: Assumes $75mm cash as of 6/30/16 as per management’s guidance. Please see Appendix I for WACC calculation. Assumes mid-year convention. (a) (b) As current balance sheet is as of 6/30/2016, assumes H2 2016 free cash flow for 2016 period. Arrow currently has $34 million of NOL’s which assumed to be fully utilized in the first and second year with no restrictions. Assumes no transaction which could limit use of the NOL’s. Source: Arrow management WACC $19.89$20.75$21.62$22.49$23.36$24.23 18.8519.6820.5221.3522.1823.01 17.8618.6619.4620.2621.0621.86 16.9217.6818.4519.2219.9920.76

Present value of future share price As of December 31, ($ in millions) 2016 2017 2018 2019 Forward EBITDA $90 $100 $101 $103 6.5x 6.5x 6.5x 6.5x 6.5x multiple Implied TEV $587 $650 $656 $667 (225) (171) (121) (71) Projected net debt Implied equity value $362 $480 $535 $597 Share count 20.4 20.4 20.4 20.4 $17.75 $23.54 $26.28 $29.28 Implied share price Implied share price discounted @ illustrative 13% discount rate $17.75 $20.83 $20.58 $20.29 Range of discounted future share prices(a) – 6.00x – 7.25x multiple Range of future share prices – 6.00x – 7.25x multiple $39.00 $29.00 $23.53 06 $34.00 $24.00 $29.00 $24.00 $19.00 76 $23.80 $19.00 .06 $14.00 $14.00 $9.00 $9.00 2016 2017 2018 2019 2016 2017 2018 2019 Deutsche Bank Corporate & Investment Banking 24 (a) Assumes a range of cost of equity between 12.0% to 14.0% Source: Arrow management $24.30$23.91 $21.08 $18.49$18.31 $18 $15.54 $33. $29.99 $27.22 $21.08 $26. $21.08 $15.54

Deutsche Bank Corporate & Investment Banking Appendix I Arrow WACC analysis

Arrow WACC analysis

Assumptions and formulas	
Company name	Arrow
Market risk premium (MRP)[a]	6.8%
Size premium (SP)[a]	3.7%
Country risk premium[b]	0.0%
Risk free rate (R_f)[c]	2.3%
$K_e = R_f + (B_L \times MRP) + SP$	
$WACC = K_d \times (1-T) \times (D/(D+E)) + K_e \times (E/(D+E))$	

Arrow levered beta calculation	
Based on:	Arrow
Unlevered beta	0.76
Target Debt / equity ratio	50.0%
Implied debt / total capitalization	33.3%
Assumed marginal tax rate (T)	38.2%
Levered beta	**0.99**
(BL = BU x (1+(1-T) x D / E))	

Peers beta analysis	
Boyd Gaming	1.4
Isle of Capri	1.1
Monarch Casino & Resort	0.9

Betas

	B_L[d]	Debt / equity[e]	Tax rate	B_u	Debt	Equity	Debt / total cap
Arrow	1.16	84.9%	38.2%	0.76	$300	$354	45.9%

Target debt to total cap	Cost of debt	Levered beta – Unlevered beta 0.66	Levered beta – Unlevered beta 0.76	Levered beta – Unlevered beta 0.86	Cost of equity – Unlevered beta 0.66	Cost of equity – Unlevered beta 0.76	Cost of equity – Unlevered beta 0.86
25.0%	3.50%	0.79	0.91	1.04	11.4%	12.2%	13.1%
30.0%	3.75%	0.83	0.96	1.09	11.7%	12.6%	13.4%
33.3%	4.00%	0.86	0.99	1.12	11.9%	12.8%	13.7%
35.0%	4.25%	0.88	1.01	1.14	12.0%	12.9%	13.8%
40.0%	4.50%	0.93	1.07	1.21	12.4%	13.3%	14.3%

Arrow WACC buildup

Cost of debt (K_d)		Cost of equity (K_e)	
Estimated all-in cost to maturity of debt	5.0%	Risk-free rate	2.3%
Tax rate	38.2%	Market risk premium * levered beta	6.7%
		Country risk premium[b]	0.0%
		Small cap premium	3.7%
$K_d \times (1 - T)$	**3.1%**	**K_e**	**12.8%**

Weighted Average Cost of Capital (WACC)	
Debt to total capitalization * cost of debt (K_d)	1.0%
Equity to total capitalization * cost of equity (K_e)	8.5%
WACC	**9.6%**
WACC	**9.6%**

(a) Source: 2015 Ibbotson Classic Yearbook.
(b) Ibbotson's Micro-Cap size premium.
(c) 30-year Treasury yield as of 8/12/2016.
(d) Average of historical BARRA betas for BYD, ISLE and MCRI.
(e) Weightings based on Arrow current capital structure as of 6/30/2016.
Source: 2015 Ibbotson Classic Yearbook, United States Treasury website, FactSet, BARRA beta, company filings

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25

Deutsche Bank Corporate & Investment Banking Appendix II Gaming transaction comparables

US gaming transaction details

Single asset

Date announced	Date closed	Acquiror	Target	Transaction Value	Multiple of EBITDA LTM	Multiple of EBITDA Fwd
3/29/16	**Pending**	**Pinnacle Entertainment**	**Meadows OpCo**	**$138**	**6.4x**	**5.5x**
10/7/15	Pending	Stockbridge Capital Partners	10% of SLS Las Vegas	NA	NA	NA
9/28/15	Pending	Full House	Bronco Billy's	30	5.9x	NA
7/8/15	11/24/15	Eldorado Resorts	50% interest in Silver Legacy Resort Casino and Circus Circus Reno	211	7.5x	7.3x
4/29/15	**8/20/15**	**Penn National Gaming**	**Tropicana Las Vegas Casino Hotel Resort**	**360**	**15.5x**	**14.4x**
2/17/15	2/17/15	Las Vegas Convention and Visitors Authority	Riviera Hotel & Casino	183	NA	NA
10/1/14	4/7/15	Polo North Country Club (Glenn Straub)	Revel Casino Hotel Atlantic City	82	NA	NA
7/1/14	7/1/14	Nevada Resturant Services, Inc	River Palms Resort and Casino	7	NA	NA
5/15/14	12/19/14	Blackstone	The Cosmopolitan of Las Vegas	1,730	14.8x	NA
5/14/14	12/16/15	Gaming and Leisure Properties, Inc.	The Meadows Racetrack and Casino	440	9.6x	NA
12/15/13	7/10/14	Twin River Casinos	Hard Rock Hotel and Casino Biloxi	250	9.7x	NA
9/9/13	1/23/14	Gaming and Leisure Properties, Inc.	Casino Queen Inc	140	4.8x	NA
8/16/13	4/1/14	Tropicana Entertainment	Lumiere Place Casino and Hotels	260	7.5x	NA
6/21/13	6/21/13	Investor Group	Semiahmoo Resort	20	NA	NA
6/4/13	6/4/13	Investor Group	Dania Entertainment Center	87	NA	NA
5/1/13	Terminated	M1 Gaming	River Palms Resort and Casino	7	NA	NA
3/29/13	6/18/13	Churchill Downs	Oxford Casino	160	7.5x	NA
2/28/13	6/3/13	Dania Entertainment Center LLC	Dania Jai-Alai	NA	NA	NA
2/13/13	7/1/13	JZ Gaming	Penn Bullwhackers Inc	NA	NA	NA
1/16/13	4/15/13	Athens Acquisition LLC	Greektown Superholdings Inc	NA	NA	NA
11/26/12	Terminated	Silvermark LLC	Florida Gaming Centers Inc	130	NA	NA
12/27/12	12/27/12	Employee Stock Ownership Plan	Casino Queen Inc	170	NA	NA
11/1/12	2/27/13	Centaur Gaming	Indianapolis Downs Casino	500	NA	NA
10/5/12	10/23/12	Churchill Downs Incorporated	Riverwalk Casino and Hotel	141	7.4x	NA
5/15/12	1/29/13	Saratoga Harness Racing	Fitzgerald Black Hawk	28	NA	NA
5/7/12	11/5/12	Penn National Gaming, Inc.	Harrah's St. Louis	610	7.8x	7.7x
5/2/12	10/1/12	Full House	Silver Slipper Casino	69	6.1x	8.2x
3/14/12	7/16/12	Ameristar Casinos	Creative Casinos of Louisiana	33	NA	NA
3/5/12	11/30/12	Golden Nugget Biloxi	Isle Casino Hotel	45	8.8x	8.7x
2/9/12	2/9/12	Bossier Casino Venture LLC	Grand Palais Riverboat	15	NA	NA
11/26/10	1/28/11	Pinnacle	River Downs Racetrack	45	NA	NA
11/10/11	11/10/11	M1 Gaming	Boomtown Hotel and Casino	13	NA	25.8x
11/10/11	11/10/11	SJP Reno Property LLC	Boomtown Hotel and Casino Land Holdings	9	NA	NA
9/29/11	4/26/12	Monarch Casino & Resort	Riviera Black Hawk	76	7.4x	7.2x
6/16/11	10/4/11	Boyd Gaming	Imperial Palace Casino & Resort Biloxi	288	7.0x	6.3x
3/23/11	5/23/11	Landry's Inc.	Trump Marina Hotel Casino	38	NA	NA
			Mean	**193**	**8.4x**	**10.5x**
			Median	**87**	**7.5x**	**8.0x**

PropCo transactions

($ in millions)

Date announced	Date closed	Acquiror	Target	Transaction Value	Multiple of EBITDA LTM	Multiple of EBITDA Fwd
3/29/16	Pending	GLPI	Meadows Racetrack and Casino PropCo	$327	11.8x	NA
8/1/16	Pending	MGM Growth Properties	Borgata PropCo	1,175	NA	11.8x
7/21/15	4/28/16	GLPI	Pinnacle PropCo	4,740	NA	12.6x

(a) Assumes forward and trailing EBITDA equal to starting rent of $377 million.
Source: Company filings, press, Wall Street research

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Corporate & Investment Banking
26

Deutsche Bank Corporate & Investment Banking Appendix III Trading comparables

Trading comparables

($ in millions, except per share values)

Company	Ticker	Current price	Equity mkt cap	Total debt	Enterprise value (TEV)	EBITDA 2016E	EBITDA 2017E	TEV / EBITDA 2016E	TEV / EBITDA 2017E
Operating companies									
Las Vegas Sands Corp.	LVS	$52.21	$41,927	$9,403	$51,013	$3,698	$4,100	13.8x	12.4x
MGM Resorts International	MGM	24.16	13,733	11,675	24,025	2,023	2,401	11.9x	10.0x
Wynn Resorts, Limited	WYNN	97.38	9,926	9,498	17,304	1,275	1,537	13.6x	11.3x
Boyd Gaming Corporation	BYD	19.80	2,237	3,953	5,610	546	555	10.3x	10.1x
Caesars Acquisition Co. Class A	CACQ	11.80	1,622	2,344	3,944	NA	NA	NA	NA
Caesars Entertainment Corporation	CZR	7.72	1,134	7,231	8,138	1,653	1,801	4.9x	4.5x
		Mean	**9,356**	**5,718**	**14,235**	**1,118**	**1,263**	**11.7x**	**10.5x**
		Median	**7,042**	**4,263**	**10,160**	**750**	**899**	**11.9x**	**10.3x**
Isle of Capri Casinos, Inc.	ISLE	$18.07	$748	$923	$1,580	$217	$224	7.3x	7.1x
Eldorado Resorts Inc	ERI	14.29	675	857	1,487	173	191	8.6x	7.8x
Monarch Casino & Resort, Inc.	MCRI	24.08	425	35	441	53	57	8.3x	7.7x
Full House Resorts, Inc.	FLL	1.86	35	71	93	18	22	5.2x	4.3x
		Mean	**471**	**471**	**900**	**115**	**123**	**7.3x**	**6.7x**
		Median	**550**	**464**	**964**	**113**	**124**	**7.8x**	**7.4x**
Gaming OpCo's									
Pinnacle Entertainment, Inc.	PNK	$11.79	$720	$860	1,472	239	265	6.2x	5.6x
Penn National Gaming, Inc.	PENN	14.83	1,234	1,717	2,737	403	420	6.8x	6.5x
Gaming PropCo's									
Gaming and Leisure Properties, Inc.	GLPI	$34.85	$7,042	$4,571	$11,552	$750	$899	15.4x	12.9x
MGM Growth Properties LLC Class A	MGP	25.96	6,289	3,510	9,794	638	646	15.3x	15.2x

Note: Share price and estimates updated as of 8/19/2016. Financial information as of Q1 2016, except for ERI and MCRI which are as of Q2 2016.
Source: Company filings, FactSet

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Trading comparables ($ in millions, except per share values) Operating companies MGM Resorts International MGM 24.16 13,733 11,675 24,025 2,023 2,401 11.9x 10.0x Boyd Gaming Corporation BYD 19.80 2,237 3,953 5,610 546 555 10.3x 10.1x Caesars Entertainment Corporation CZR 7.72 1,134 7,231 8,138 1,653 1,801 4.9x 4.5x Eldorado Resorts Inc ERI 14.29 675 857 1,487 173 191 8.6x 7.8x Full House Resorts, Inc. FLL 1.86 35 71 93 18 22 5.2x 4.3x Gaming OpCo's Penn National Gaming, Inc. PENN 14.83 1,234 1,717 2,737 403 420 6.8x 6.5x Gaming PropCo's MGM Growth Properties LLC Class A MGP 25.96 6,289 3,510 9,794 638 646 15.3x 15.2x Deutsche Bank Corporate & Investment Banking 27 Note:Share price and estimates updated as of 8/19/2016. Financial information as of Q1 2016, except for ERI and MCRI which are as of Q2 2016. Source: Company filings, FactSet Gaming and Leisure Properties, Inc. GLPI $34.85 $7,042 $4,571 $11,552 $750 $899 15.4x 12.9x Pinnacle Entertainment, Inc. PNK $11.79 $720 $860 1,472 239 265 6.2x 5.6x Mean 471 471 900 115 123 7.3x 6.7x Median 550 464 964 113 124 7.8x 7.4x Monarch Casino & Resort, Inc. MCRI 24.08 425 35 441 53 57 8.3x 7.7x Isle of Capri Casinos, Inc. ISLE $18.07 $748 $923 $1,580 $217 $224 7.3x 7.1x Mean 9,356 5,718 14,235 1,118 1,263 11.7x 10.5x Median 7,042 4,263 10,160 750 899 11.9x 10.3x Caesars Acquisition Co. Class A CACQ 11.80 1,622 2,344 3,944 NA NA NA NA Wynn Resorts, Limited WYNN 97.38 9,926 9,498 17,304 1,275 1,537 13.6x 11.3x Las Vegas Sands Corp. LVS $52.21 $41,927 $9,403 $51,013 $3,698 $4,100 13.8x 12.4x Enterprise Current Equity Total value Company Ticker price mkt cap debt (TEV) EBITDA TEV / EBITDA 2016E 2017E 2016E 2017E